Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John Hall
(212) 578-7888

METLIFE ANNOUNCES SECOND QUARTER 2016 RESULTS

NEW YORK, Aug. 3, 2016 – MetLife, Inc. (NYSE: MET) today announced the following results for the second quarter 2016:

Second Quarter Results

On a GAAP basis, MetLife reported second quarter 2016 net income of $64 million, or $0.06 per share.

Net income includes a non-cash charge resulting from the company’s annual review of actuarial assumptions for the Retail variable annuities business. As previously disclosed, MetLife accelerated its 2016 annual variable annuity actuarial assumption review from the third quarter to the second quarter in light of the company’s previously announced plan to separate a substantial portion of its U.S. Retail business. As a result of this review, MetLife has recorded a non-cash charge to net income of $2.0 billion, net of deferred acquisition costs and after tax. Approximately $1.5 billion of this charge is attributable to changes in policyholder behavior assumptions and the remainder is related to changes in economic and other actuarial assumptions.

Consistent with past practice, MetLife will conduct the remainder of its annual actuarial assumption review, which addresses products other than variable annuities, in the third quarter.

Net derivative losses were $1.4 billion, after tax. This includes $2.4 billion, after tax, in derivative losses as a result of the annual Retail variable annuity actuarial assumption review, partially offset by $725 million, after tax, in derivatives gains, related to changes in interest rates and foreign currencies, and $330 million, after tax, in derivative gains, resulting from other variable annuity derivatives and hedging. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates, and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

MetLife reported operating earnings* of $924 million, down 48 percent from the second quarter of 2015, and 47 percent on a constant currency basis*. On a per share basis, operating earnings were

$0.83, down 47 percent from the prior year quarter. Operating earnings in the Americas decreased 42 percent, and 41 percent on a constant currency basis. Operating earnings in Asia decreased 39 percent, and 41 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) increased 28 percent, and 36 percent on a constant currency basis.

Second quarter 2016 operating earnings included the following items:

•	reserve adjustments primarily resulting from modeling improvements in the reserving process, mainly in Retail, which decreased operating earnings by $257 million, or $0.23 per share, after tax

•	the annual Retail variable annuity actuarial assumption review, which decreased operating earnings by $161 million, or $0.15 per share, after tax

•	an adjustment to reinsurance receivables in Australia, which decreased operating earnings by $44 million, or $0.04 per share, after tax

•	unfavorable catastrophe experience, which decreased operating earnings by $15 million, or $0.01 per share, after tax

•	variable investment income below the company’s 2016 quarterly plan range by $9 million, or $0.01 per share, after tax, and the impact of deferred acquisition costs (DAC)

The second quarter variance between operating earnings and net income reflects a favorable impact of $1.8 billion, after-tax, related to asymmetrical and non-economic accounting.

“Second quarter results were negatively impacted by market factors, our annual variable annuity actuarial assumption review, and reserve adjustments resulting from modeling improvements in our reserving process,” said Steven A. Kandarian, chairman, president and CEO, MetLife, Inc. “At the same time, we continued to make significant progress on actions intended to create long-term shareholder value, including our Accelerating Value initiative and the planned separation of a substantial portion of the U.S. Retail business.”

SECOND QUARTER 2016 SUMMARY

($ in millions, except per share data)	Three months ended June 30
	2016	2015	Change
Total revenues	$15,244	$16,166	(6)%
Premiums, fees & other revenues	$12,190	$12,264	(1)%
Total operating revenues	$16,955	$17,360	(2)%
Operating premiums, fees & other revenues	$12,074	$12,175	(1)%

Net income	$64	$1,042	(94)%
Net income per share	$0.06	$0.92	(93)%

Operating earnings	$924	$1,765	(48)%
Operating earnings per share	$0.83	$1.56	(47)%

Book value per share	$70.18	$60.27	16%
Book value per share, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)	$53.20	$50.73	5%
Book value per share – tangible common stockholders’ equity	$43.98	$41.73	5%

Return on equity (ROE), excluding AOCI other than FCTA	0.4%	7.4%
Tangible ROE	0.6%	9.1%
Operating ROE, excluding AOCI other than FCTA	6.3%	12.5%
Operating tangible ROE	7.7%	15.3%

*	Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this news release and/or the Second Quarter 2016 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

MetLife’s operating ROE, excluding AOCI other than FCTA*, was 6.3 percent for the second quarter of 2016, and the company’s operating tangible ROE* was 7.7 percent.

Operating premiums, fees & other revenues* were $12.1 billion, down 1 percent on both a reported and on a constant currency basis over the second quarter of 2015.

Book value, excluding AOCI other than FCTA*, was $53.20 per share, up 5 percent from $50.73 at June 30, 2015.

BUSINESS DISCUSSIONS

All comparisons of the results for the second quarter of 2016 in the business discussions that follow are with the second quarter of 2015, unless otherwise noted.

THE AMERICAS

Total operating earnings for the Americas were $835 million, down 42 percent, and 41 percent on a constant currency basis, primarily due to the previously mentioned reserve adjustments resulting from modeling improvements in the reserving process and the annual variable annuity actuarial assumption review. Excluding these and the remaining notable items identified in the second quarter 2016 Financial Supplement, operating earnings were down 12 percent, and 11 percent on a constant currency basis, due to unfavorable underwriting results and lower investment margins. Operating return on allocated equity was 8.6 percent, and operating return on allocated tangible equity was 9.6 percent. Operating premiums, fees & other revenues were $9.3 billion, up 1 percent, and 3 percent on a constant currency basis. Excluding pension risk transfers, operating premiums, fees & other revenues were down 1 percent, but up 1 percent on a constant currency basis.

Retail

Operating earnings for Retail were $184 million, down 73 percent, primarily due to the previously mentioned reserve adjustments resulting from modeling improvements in the reserving process and the annual variable annuity actuarial assumption review. Excluding these and the remaining notable items identified in the second quarter 2016 Financial Supplement, operating earnings were down 17 percent, due to unfavorable underwriting results and lower investment margins. Operating premiums, fees & other revenues were $3.1 billion, down 6 percent. Retail life sales* were down 8 percent, and Retail annuity sales were down 21 percent.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $221 million, down 4 percent, due to higher auto claims and lower investment margins. Operating premiums, fees & other revenues were $4.6 billion, up 4 percent, due to increases in both group and voluntary products. Group, Voluntary & Worksite Benefits sales were up 25 percent.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $302 million, down 26 percent, primarily due to lower investment margins as well as a portion of the previously mentioned reserve adjustments resulting from modeling improvements in the reserving process. Operating premiums, fees & other revenues were $650 million, up 43 percent, due to higher pension risk transfers in the quarter. Excluding pension risk transfers, operating premiums, fees & other revenues were up 1 percent.

Latin America

Operating earnings for Latin America were $128 million, up 10 percent, and 36 percent on a constant currency basis. Operating earnings were driven by volume growth, lower expenses and improved underwriting margins. Operating premiums, fees & other revenues were $994 million, down 9 percent, but up 4 percent on a constant currency basis. Total sales for the region increased 29 percent on a constant currency basis, primarily due to a large employee benefit sale in Mexico.

ASIA

Operating earnings for Asia were $259 million, down 39 percent, and 41 percent on a constant currency basis. Volume growth was offset by unfavorable tax-related adjustments in Japan, the previously mentioned adjustment to reinsurance receivables in Australia and lower fixed annuity surrenders. In the second quarter of 2015, operating earnings in Asia included a $61 million benefit from a tax rate change in Japan. Operating return on allocated equity was 9.4 percent, and operating return on allocated tangible equity was 16.2 percent. Operating premiums, fees & other revenues in Asia were $2.1 billion, down 8 percent, and 13 percent on a constant currency basis. Excluding the impact of the deconsolidation of our India operations and the withdrawal in Japan of single premium accident & health Yen products in 2015, operating premiums, fees & other revenues were down 5 percent on a constant currency basis. Total sales for the region were down 3 percent on a constant currency basis, reflecting the impact of management’s actions to improve value in targeted markets. This includes actions in Japan, such as the planned reduction in Yen life sales and a shift to sales of foreign currency life policies. Excluding Japan, Asia sales were up 19 percent, driven by Australia, Hong Kong and Korea.

EMEA

Operating earnings for EMEA were $64 million, up 28 percent, and 36 percent on a constant currency basis, driven by lower expenses and volume growth. Operating return on allocated equity was 7.9 percent, and operating return on allocated tangible equity was 13.8 percent. Operating premiums, fees & other revenues were $633 million, down 4 percent, and 1 percent on a constant currency basis. Excluding certain one-time items, operating premiums, fees & other revenues were up 3 percent on a constant currency basis. Total sales for the region increased 10 percent on a constant currency basis, mainly driven by growth in employee benefits and accident & health products.

INVESTMENTS

Net investment income was $4.9 billion, down 6 percent. Variable investment income was $285 million ($186 million, after tax and DAC), compared with $427 million ($278 million, after tax and DAC) in the second quarter of 2015 due to alternative investment income that was below plan.

The previously mentioned after tax, non-cash charge resulting from the company’s annual variable annuity actuarial assumption review drove derivative net losses of $1.5 billion, after tax. Derivative net losses in the second quarter of 2015 were $721 million, after tax.

CORPORATE & OTHER

Corporate & Other had an operating loss of $234 million compared with an operating loss of $153 million in the second quarter of 2015, primarily due to lower investment margins.

Conference Call

MetLife will hold its second quarter 2016 earnings conference call and audio webcast on Thursday, Aug. 4, 2016, from 8-9 a.m. (EDT). The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-401-8436 (U.S.) or 612-288-0340 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. (EDT) on Thursday, Aug. 4, 2016, until Thursday, Aug. 11, 2016, at 11:59 p.m. (EDT). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 370609. To access the replay of the conference call over the Internet, visit the above-mentioned website.

A brief video of CFO John Hele discussing second quarter 2016 results can be viewed shortly after the conclusion of MetLife’s second quarter 2016 earnings conference call and audio webcast on Thursday, Aug. 4, at www.metlife.com/earningsvideo.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;

(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(iii)	operating earnings;	(iii)	operating earnings available to common shareholders;

(iv)	operating earnings per share;	(iv)	operating earnings available to common shareholders per diluted common share;

(v)	book value per share;	(v)	book value per common share;

(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;

(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;

(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (operating);

(ix)	operating return on equity, excluding AOCI other than FCTA; and	(ix)	operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and

(x)	operating tangible return on equity.	(x)	operating return on MetLife, Inc.’s tangible common stockholders’ equity.

In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	operating revenues;	(i)	revenues;

(ii)	operating expenses;	(ii)	expenses;

(iii)	operating premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;

(iv)	operating earnings;	(iv)	income (loss) from continuing operations, net of income tax;

(v)	operating earnings available to common shareholders;	(v)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vi)	operating earnings available to common shareholders, adjusted for total notable items;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders;

(vii)	operating earnings available to common shareholders per diluted common share;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(viii)	operating return on equity;	(viii)	return on equity;

(ix)	investment portfolio gains (losses);	(ix)	net investment gains (losses);

(x)	derivative gains (losses);	(x)	net derivative gains (losses);

(xi)	MetLife, Inc.’s tangible common stockholders’ equity;	(xi)	MetLife, Inc.’s stockholders’ equity;

(xii)	MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items;	(xii)	MetLife, Inc.’s stockholders’ equity;

(xiii)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xiii)	MetLife, Inc.’s stockholders’ equity;

(xiv)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items; and	(xiv)	MetLife, Inc.’s stockholders’ equity; and

(xv)	free cash flow of all holding companies.	(xv)	MetLife, Inc.’s net cash provided by (used in) operating activities.

Reconciliations of these measures to the most directly comparable GAAP measures are included in this earnings news release and in this period’s quarterly financial supplement.

MetLife’s definitions of the various non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with GAAP guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. In addition, for the three months ended March 31, 2016 and for the year to date period ended June 30, 2016, operating revenues and operating expenses exclude the financial impact of converting MetLife’s Japan operations to calendar-year end reporting without retrospective application of this change to prior periods and is referred to as lag elimination. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other operating expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

The following additional information is relevant to an understanding of MetLife’s performance results:

•	MetLife, Inc.’s tangible common stockholders’ equity or tangible equity - MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA - MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•	Allocated equity - portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Operating return on MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA - operating earnings available to common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Operating return on MetLife, Inc.‘s tangible common stockholders’ equity - operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.‘s average tangible common stockholders’ equity.

•	Operating return on MetLife, Inc.‘s common stockholders’ equity - operating earnings available to common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity.

•	Return on MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA - net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Return on MetLife, Inc.’s tangible common stockholders’ equity - net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.‘s average tangible common stockholders’ equity.

•	Return on MetLife, Inc.’s common stockholders’ equity - net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•	Operating return on allocated equity - operating earnings available to common shareholders divided by allocated equity.

•	Operating return on allocated tangible equity - operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Return on allocated equity - net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

•	Return on allocated tangible equity - net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Operating expense ratio - calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

•	Statistical sales information for Retail- Life sales are calculated using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Annuity sales consist of statutory premiums direct and assumed, excluding company sponsored internal exchanges. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	Statistical sales information for Latin America, Asia and EMEA - calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

•	Volume growth, as discussed in the context of business growth, is the period over period percentage change in operating earnings available to common shareholders attributable to operating premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•	Asymmetrical and non-economic accounting refer to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies.

•	MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in discretionary capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies, and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to discretionary capital deployment, including common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual operating earnings available to common shareholders.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to global financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact on us of comprehensive financial services regulation reform, including potential regulation of MetLife, Inc. as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, (c) entry into joint ventures, or (d) legal entity reorganizations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures; (21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet its free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) difficulties in marketing and distributing products through our distribution channels; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
	(In millions)		(In millions)
Revenues
Premiums	$9,417	$9,312	$19,110	$18,565
Universal life and investment-type product policy fees	2,286	2,434	4,630	4,828
Net investment income	4,887	4,947	9,446	10,408
Other revenues	487	518	974	1,013
Net investment gains (losses)	266	(133)	281	153
Net derivative gains (losses)	(2,099)	(912)	(764)	(91)

Total revenues	15,244	16,166	33,677	34,876

Expenses
Policyholder benefits and claims	10,274	9,352	19,952	18,609
Interest credited to policyholder account balances	1,500	1,298	2,826	3,293
Policyholder dividends	324	331	639	670
Other expenses	3,246	4,072	7,438	8,132

Total expenses	15,344	15,053	30,855	30,704

Income (loss) from continuing operations before provision for income tax	(100)	1,113	2,822	4,172
Provision for income tax expense (benefit)	(214)	(6)	505	890

Net income (loss)	114	1,119	2,317	3,282
Less: Net income (loss) attributable to noncontrolling interests	4	4	6	9

Net income (loss) attributable to MetLife, Inc.	110	1,115	2,311	3,273
Less: Preferred stock dividends	46	31	52	61
Preferred stock repurchase premium	—	42	—	42

Net income (loss) available to MetLife, Inc.’s common shareholders	$64	$1,042	$2,259	$3,170

See footnotes on last page.

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
	(In millions)		(In millions)
Operating revenues
Premiums	$9,417	$9,313	$18,684	$18,566
Universal life and investment-type product policy fees	2,173	2,335	4,324	4,629
Net investment income	4,881	5,185	9,587	10,167
Other revenues	484	527	971	1,030

Total operating revenues	16,955	17,360	33,566	34,392

Operating expenses
Policyholder benefits and claims and policyholder dividends	10,385	9,503	19,978	18,950
Interest credited to policyholder account balances	1,314	1,342	2,615	2,673
Capitalization of DAC	(915)	(927)	(1,791)	(1,895)
Amortization of DAC and VOBA	1,015	1,001	1,896	1,954
Amortization of negative VOBA	(61)	(83)	(128)	(173)
Interest expense on debt	303	307	615	604
Other operating expenses	3,659	3,882	7,369	7,682

Total operating expenses	15,700	15,025	30,554	29,795

Operating earnings before provision for income tax	1,255	2,335	3,012	4,597
Provision for income tax expense (benefit)	285	539	707	1,133

Operating earnings	970	1,796	2,305	3,464
Preferred stock dividends	46	31	52	61

Operating earnings available to common shareholders	$924	$1,765	$2,253	$3,403

Reconciliation to Income (Loss) from Continuing Operations, Net of Income Tax
Operating earnings	$970	$1,796	$2,305	$3,464
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (1)	266	(133)	281	153
Net derivative gains (losses) (1)	(2,099)	(912)	(764)	(91)
Premiums	—	(1)	426	(1)
Universal life and investment-type product policy fees	113	99	306	199
Net investment income	6	(238)	(141)	241
Other revenues	3	(9)	3	(17)
Policyholder benefits and claims and policyholder dividends (1)	(213)	(180)	(613)	(329)
Interest credited to policyholder account balances	(186)	44	(211)	(620)
Capitalization of DAC	—	—	105	—
Amortization of DAC and VOBA (1)	894	104	780	32
Amortization of negative VOBA	6	9	38	19
Interest expense on debt	(3)	(1)	(3)	(2)
Other operating expenses	(142)	(4)	(397)	(9)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit (1)	499	545	202	243

Income (loss) from continuing operations, net of income tax	114	1,119	2,317	3,282
Income (loss) from discontinued operations, net of income tax	—	—	—	—

Net income (loss)	114	1,119	2,317	3,282
Less: Net income (loss) attributable to noncontrolling interests	4	4	6	9

Net income (loss) attributable to MetLife, Inc.	110	1,115	2,311	3,273
Less: Preferred stock dividends	46	31	52	61
Preferred stock repurchase premium	—	42	—	42

Net income (loss) available to MetLife, Inc.’s common shareholders	$64	$1,042	$2,259	$3,170

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2016		2015		2016		2015
		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)
	(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders, adjusted for total notable items	$1,410	$1.27	$1,704	$1.51	$2,860	$2.58	$3,358	$2.97
Add: Total notable items	(486)	(0.44)	61	0.05	(607)	(0.55)	45	0.04

Operating earnings available to common shareholders	$924	$0.83	$1,765	$1.56	$2,253	$2.03	$3,403	$3.01
Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses)	266	0.24	(133)	(0.12)	281	0.25	153	0.14
Add: Net derivative gains (losses)	(2,099)	(1.89)	(912)	(0.81)	(764)	(0.69)	(91)	(0.08)
Add: Goodwill impairment	—	—	—	—	—	—	—	—
Add: Other adjustments to continuing operations	478	0.43	(177)	(0.15)	293	0.27	(487)	(0.43)
Add: Provision for income tax (expense) benefit	499	0.45	545	0.48	202	0.18	243	0.21
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—	—	—	—	—
Less: Net income (loss) attributable to noncontrolling interests	4	—	4	—	6	—	9	0.01
Less: Preferred stock repurchase premium	—	—	42	0.04	—	—	42	0.04

Net income (loss) available to MetLife, Inc.’s common shareholders	$64	$0.06	$1,042	$0.92	$2,259	$2.04	$3,170	$2.80

Weighted average common shares outstanding - diluted		1,109.1		1,128.4		1,108.9		1,131.1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
	(In millions)		(In millions)
Reconciliation to Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$12,074	$12,175	$23,979	$24,225
Add: Adjustments to premiums, fees and other revenues	116	89	735	181

Total premiums, fees and other revenues	$12,190	$12,264	$24,714	$24,406

Reconciliation to Revenues and Expenses
Total operating revenues	$16,955	$17,360	$33,566	$34,392
Add: Net investment gains (losses)	266	(133)	281	153
Add: Net derivative gains (losses)	(2,099)	(912)	(764)	(91)
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	9	3	34	7
Add: Other adjustments to revenues	113	(152)	560	415

Total revenues	$15,244	$16,166	$33,677	$34,876

Total operating expenses	$15,700	$15,025	$30,554	$29,795
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(1,087)	(94)	(1,081)	1
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to expenses	731	122	1,382	908

Total expenses	$15,344	$15,053	$30,855	$30,704

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	June 30,
	2016	2015
Book Value (3)
Book value per common share	$70.18	$60.27
Less: Net unrealized investment gains (losses), net of income tax	18.78	11.52
Less: Defined benefit plans adjustment, net of income tax	(1.80)	(1.98)

Book value per common share, excluding AOCI other than FCTA	$53.20	$50.73
Less: Goodwill, net of income tax	8.79	8.51
Less: VODA and VOCRA, net of income tax	0.43	0.49

Book value per common share - tangible common stockholders’ equity	$43.98	$41.73

Common shares outstanding, end of period (In millions)	1,098.8	1,116.8

	For the Three Months Ended June 30,
	2016	2015
Return on Equity (4)
Return on MetLife, Inc.’s:
Common stockholders’ equity	0.3%	6.0%
Common stockholders’ equity, excluding AOCI other than FCTA	0.4%	7.4%
Tangible common stockholders’ equity	0.6%	9.1%

Operating return on MetLife, Inc.’s:
Common stockholders’ equity	4.9%	10.2%
Common stockholders’ equity, excluding AOCI other than FCTA	6.3%	12.5%
Common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total notable items	9.5%	12.1%
Tangible common stockholders’ equity	7.7%	15.3%
Tangible common stockholders’ equity, adjusted for total notable items	11.5%	14.9%

Return on Allocated Equity:
Americas	(7.6)%	10.4%
Asia	27.9%	19.6%
EMEA	11.8%	7.7%

Return on Allocated Tangible Equity:
Americas	(8.3)%	11.7%
Asia	48.0%	33.7%
EMEA	20.2%	14.2%

Operating Return on Allocated Equity:
Americas	8.6%	14.8%
Asia	9.4%	14.8%
EMEA	7.9%	6.0%

Operating Return on Allocated Tangible Equity:
Americas	9.6%	16.6%
Asia	16.2%	25.4%
EMEA	13.8%	11.2%

See footnotes on last page.

MetLife, Inc.

Supplemental Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
	(In millions)		(In millions)
Total Americas Operations:
Operating earnings available to common shareholders, adjusted for total notable items	$1,266	$1,443	$2,520	$2,840
Add: Total notable items	(431)	—	(547)	(16)

Operating earnings available to common shareholders	835	1,443	1,973	2,824
Add: Net investment gains (losses)	180	(14)	(91)	260
Add: Net derivative gains (losses)	(3,174)	(508)	(2,725)	69
Add: Other adjustments to continuing operations	576	(124)	374	(392)
Add: Provision for income tax (expense) benefit	844	221	836	16
Less: Net income (loss) attributable to noncontrolling interests	2	3	3	6

Net income (loss) available to MetLife, Inc.’s common shareholders	$(741)	$1,015	$364	$2,771

Retail:
Operating earnings available to common shareholders, adjusted for total notable items	$575	$692	$1,161	$1,348
Add: Total notable items	(391)	(2)	(445)	(5)

Operating earnings available to common shareholders	184	690	716	1,343
Add: Net investment gains (losses)	84	9	(33)	77
Add: Net derivative gains (losses)	(3,643)	(95)	(3,654)	218
Add: Other adjustments to continuing operations	749	(72)	717	(264)
Add: Provision for income tax (expense) benefit	984	55	1,040	(11)

Net income (loss) available to MetLife, Inc.’s common shareholders	$(1,642)	$587	$(1,214)	$1,363

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders, adjusted for total notable items	$228	$229	$419	$469
Add: Total notable items	(7)	2	(24)	(10)

Operating earnings available to common shareholders	221	231	395	459
Add: Net investment gains (losses)	11	8	(28)	11
Add: Net derivative gains (losses)	314	(264)	605	(59)
Add: Other adjustments to continuing operations	(44)	(41)	(89)	(83)
Add: Provision for income tax (expense) benefit	(94)	104	(166)	46

Net income (loss) available to MetLife, Inc.’s common shareholders	$408	$38	$717	$374

Corporate Benefit Funding:
Operating earnings available to common shareholders, adjusted for total notable items	$331	$406	$656	$775
Add: Total notable items	(29)	—	(59)	—

Operating earnings available to common shareholders	302	406	597	775
Add: Net investment gains (losses)	67	(31)	(26)	174
Add: Net derivative gains (losses)	181	(134)	266	(54)
Add: Other adjustments to continuing operations	(73)	13	(148)	(26)
Add: Provision for income tax (expense) benefit	(61)	53	(32)	(33)

Net income (loss) available to MetLife, Inc.’s common shareholders	$416	$307	$657	$836

Latin America:
Operating earnings available to common shareholders, adjusted for total notable items	$132	$116	$284	$248
Add: Total notable items	(4)	—	(19)	(1)

Operating earnings available to common shareholders	128	116	265	247
Add: Net investment gains (losses)	18	—	(4)	(2)
Add: Net derivative gains (losses)	(26)	(15)	58	(36)
Add: Other adjustments to continuing operations	(56)	(24)	(106)	(19)
Add: Provision for income tax (expense) benefit	15	9	(6)	14
Less: Net income (loss) attributable to noncontrolling interests	2	3	3	6

Net income (loss) available to MetLife, Inc.’s common shareholders	$77	$83	$204	$198

Asia:
Operating earnings available to common shareholders, adjusted for total notable items	$313	$364	$618	$691
Add: Total notable items	(54)	61	(54)	61

Operating earnings available to common shareholders	259	425	564	752
Add: Net investment gains (losses)	140	57	363	125
Add: Net derivative gains (losses)	606	9	1,017	27
Add: Other adjustments to continuing operations	(30)	(37)	37	(92)
Add: Provision for income tax (expense) benefit	(204)	111	(347)	101
Less: Net income (loss) attributable to noncontrolling interests	1	1	1	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$770	$564	$1,633	$912

EMEA:
Operating earnings available to common shareholders, adjusted for total notable items	$64	$50	$127	$120
Add: Total notable items	—	—	—	—

Operating earnings available to common shareholders	64	50	127	120
Add: Net investment gains (losses)	16	5	24	8
Add: Net derivative gains (losses)	3	13	2	14
Add: Other adjustments to continuing operations	48	(12)	66	7
Add: Provision for income tax (expense) benefit	(35)	7	(49)	(19)
Less: Net income (loss) attributable to noncontrolling interests	1	(1)	2	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$95	$64	$168	$129

Corporate & Other:
Operating earnings available to common shareholders, adjusted for total notable items	$(233)	$(153)	$(405)	$(293)
Add: Total notable items	(1)	—	(6)	—

Operating earnings available to common shareholders	(234)	(153)	(411)	(293)
Add: Net investment gains (losses)	(70)	(181)	(15)	(240)
Add: Net derivative gains (losses)	466	(426)	942	(201)
Add: Other adjustments to continuing operations	(116)	(4)	(184)	(10)
Add: Provision for income tax (expense) benefit	(106)	206	(238)	145
Less: Net income (loss) attributable to noncontrolling interests	—	1	—	1
Less: Preferred stock repurchase premium	—	42	—	42

Net income (loss) available to MetLife, Inc.’s common shareholders	$(60)	$(601)	$94	$(642)

(1)	The impacts of asymmetrical and non-economic accounting for the three months ended June 30, 2016 are as follows: i) Net investment gains (losses) - $217 million; ii) Net derivative gains (losses) - $2.3 billion; iii) Policyholder benefits and claims and policyholder dividends - ($66) million; iv) Amortization of DAC and VOBA - $402 million; and v) Provision for income tax (expense) benefit - ($989) million.

(2)	Operating earnings available to common shareholders is calculated on a stand alone basis and may not equal the sum of operating earnings available to common shareholders, adjusted for total notable items and total notable items.

(3)	Book values exclude $2,066 million of equity related to preferred stock at both June 30, 2016 and 2015.

(4)	Annualized using quarter-to-date results.